Exhibit 99.1

Staffing 360 Solutions Reports Fiscal 2019 Fourth Quarter

and Fiscal Year-End Results

NEW YORK, May 11, 2020 - Staffing 360 Solutions, Inc. (NASDAQ: STAF), a company executing an international buy-integrate-build strategy through the acquisition of staffing organizations in the United States and the United Kingdom, today announced its Fiscal 2019 full year-end and fourth quarter financial results.

Fiscal 2019 Overview

•	Revenue grew by 6.7% to $278.5 million from $260.9 million in Fiscal 2018, 8.7% in constant currency
•	Net loss of $4.9 million improved significantly against a net loss of $6.5 million in Fiscal 2018
•	Gross profit remained flat at $48.3 million compared with Fiscal 2018
•	Gross margin declined to 17.3% compared with 18.5% in Fiscal 2018
•	Income from operations declined to $0.6 million compared with $1.7 million in Fiscal 2018
•	EBITDA grew by 18.1% to $6.6 million from $5.6 million in Fiscal 2018
•	Adjusted EBITDA grew 8.6% to $9.8 million from $9 million in Fiscal 2018

Q4 2019 Overview

•	Gross margin improved to 18.2% compared with 16.7% in Q4 ’18 driven by higher mix of permanent placement revenue
•	Revenue declined by 13.8% to $63.8 million from $74.1 million in Q4 ’18 (12% in constant currency), driven primarily by the loss of a low margin client in the U.K.
•	Gross profit declined by 5.9% to $11.6 million from $12.3 million in Q4 ’18
•	Loss from operations of $0.9 million as compared with income of $1.3 million in Q4 ’18
•	Net loss of $2.5 million increased from a net loss of $1.4 million in Q4 ’18
•	EBITDA declined 65.6% to $0.7 million from $2.0 million in Q4 ’18
•	Adjusted EBITDA declined by 9.8% to $2.5 million from $2.8 million in Q4 ’18

Brendan Flood, Chairman and Chief Executive Officer said, “I’m extremely proud of our entire team and the manner in which they’ve stepped up in the face of this enormous COVID-19 challenge. Our executive team accelerated our ability to bring the company completely remote, and our employees’ collaboration and dedication are the reason our operations were able to quickly convert and adapt to working from home – all while consistently providing the excellent client service for which we are known.

“While full year revenue, EBITDA and adjusted EBITDA grew and our net loss showed meaningful improvement, we’re not satisfied with our 2019 results. We are focused and working to do better in 2020 in the face of the evolving economic impact of the COVID-19 pandemic,” Flood concluded.

Conference Call

The Participant Dial-In Number for the conference call is 646-828-8143. Participants should dial in to the call at least five minutes before 9:30am ET May 12, 2020. The call can also be accessed "live" online at http://public.viavid.com/index.php?id=139762. A replay of the recorded call will be available for 90 days on the Company's website (http://www.staffing360solutions.com/res.html). You can also listen to a replay of the call by dialing 888-203-1112 (international participants dial 719-457-0820) starting May 12, 2020, at 7:30pm ET through May 19, 2020 at 11:59 pm ET. Please use PIN Number 7031179.

Use of Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are non-GAAP financial measures.  Other companies may have different definitions of these non-GAAP financial measures, and as a result they may not be comparable with non-GAAP financial measures provided by other companies. EBITDA and Adjusted EBITDA are calculated in a manner consistent with that shown in the table at the end of this press release and should not be considered alternatives to measurements required by U.S. GAAP, such as net revenue, operating profit or net income, and should not be considered a measure of the Company’s liquidity.

-Continued-

The Company uses these non-GAAP financial measures, among several other metrics, to assess and analyze its operational results and trends. The Company also believes these measures are useful to investors because they are common operating performance metrics as well as metrics routinely used to assess potential enterprise value.

About Staffing 360 Solutions, Inc.

Staffing 360 Solutions, Inc. is engaged in the execution of an international buy-integrate-build strategy through the acquisition of domestic and international staffing organizations in the United States and United Kingdom. The Company believes that the staffing industry offers opportunities for accretive acquisitions that will drive profitable annual revenues to $500 million. As part of its targeted consolidation model, the Company is pursuing acquisition targets in the finance and accounting, administrative, engineering, IT, and Light Industrial staffing space. For more information, please visit: www.staffing360solutions.com. Follow Staffing 360 Solutions on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements, which may be identified by words such as "expect," "look forward to," "anticipate," "intend," "plan," "believe," "seek," "estimate," "will," "project" or words of similar meaning. Although Staffing 360 Solutions, Inc. believes such forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. Actual results may vary materially from those expressed or implied by the statements herein, including the goal of achieving annualized revenues of $500 million, due to the Company’s ability to successfully raise sufficient capital on reasonable terms or at all, to consummate additional acquisitions, to successfully integrate newly acquired companies, to organically grow its business, to successfully defend potential future litigation, changes in local or national economic conditions, the ability to comply with contractual covenants, including in respect of its debt, as well as various additional risks, many of which are now unknown and generally out of the Company’s control, and which are detailed from time to time in reports filed by the Company with the SEC, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K. Staffing 360 Solutions does not undertake any duty to update any statements contained herein (including any forward-looking statements), except as required by law.

Investor Relations Contact:
Harvey Bibicoff, CEO
Bibicoff + MacInnis, Inc.
818.379.8500  harvey@bibimac.com

-Continued-

Staffing 360 Solutions, Inc. and Subsidiaries

Reconciliation of Net Loss to Adjusted EBITDA

(Unaudited, All Amounts in Thousands)

	Q4 2019	Q4 2018	Fiscal 2019	Fiscal 2018
	(Unaudited)	(Unaudited)
Revenue	$63,834	$74,091	$278,478	$260,926

Gross Profit	$11,614	$12,345	$48,309	$48,304
Gross Margin	18.2%	16.7%	17.3%	18.5%

Net Loss	$(2,544)	$(1,406)	$(4,894)	$(6,501)

Adjustments:
Interest expense and amortization of debt discount and deferred financing costs	$2,180	$2,200	$7,628	$8,386
Benefit (provision) for income taxes	(39)	100	(335)	22
Depreciation and Amortization	1,076	1,061	4,226	3,704
EBITDA	673	1,955	6,625	5,611

Acquisition, capital raising and other non‐recurring expenses (1)	2,445	482	4,956	3,124
Other non‐cash charges (2)	213	207	840	1,158
Gain on settlement of deferred consideration	61	‐	(1,924)	‐
Restructuring charges	(10)	(57)	(10)	(57)
Gain in fair value of warrant liability	‐	‐	‐	(879)
Gain from sale of business	‐	‐	‐	(238)
Re‐measurement loss on intercompany note	(867)	354	(383)	686
Other income	(18)	(171)	(326)	(398)
Adjusted EBITDA	$2,498	$2,770	$9,778	$9,007
Adjusted EBITDA Margin	3.9%	3.7%	3.5%	3.5%

Pre‐Acquisition Adjusted EBITDA (3)			$-	$2,377

Pro Forma Adjusted EBITDA (4)			$9,778	$11,384

Gross Profit TTM			$48,309	$48,304

TTM Adjusted EBITDA as percentage of gross profit TTM			0.0%	4.9%

(1) Acquisition, capital raising and other non‐recurring expenses primarily relate to capital raising expenses, acquisition and integration expenses and legal expenses incurred in relation to matters outside the ordinary course of business.

(2) Other non‐cash charges primarily relate to staff option and share compensation expense, expense for shares issued to directors for board services, and consideration paid for consulting services.

(3) Pre‐Acquisition Adjusted EBITDA excludes the Adjusted EBITDA of acquisitions for the period prior to the acquisition date.

(4) Pro Forma TTM Adjusted EBITDA includes the Adjusted EBITDA of acquisitions for the period prior to the acquisition date.